[CIK]       0000914670
[NAME]      CORRECTIONAL SERVICES CORPORATION


                                   RESOLUTION


A RESOLUTION IN SUPPORT OF CONSTRUCTION OF A PRISON FACILITY IN EAGLE LAKE TEXAS, AND PLEDGING THE COOPERATION OF THE CITY COUNCIL OF THE CITY OF EAGLE LAKE, TEXAS TO CORRECTIONAL SERVICES CORPORATION IN SAID CONSTRUCTION.

WHEREAS, the City of Eagle Lake, Texas has aggressively pursued the construction of a prison in the City of Eagle Lake; and

WHEREAS, the construction of a prison in Eagle Lake, Colorado County, Texas would provide an economic boost to the area by providing jobs to area taxpaying citizens and by providing additional business for local business establishments; and

WHEREAS, the prison facility, proposed for the City of Eagle Lake, will meet all requirements and specifications as set forth by the State of Texas:

NOW, THEREFORE, BE IT RESOLVED that the City Council of the City of Eagle Lake, hereby requests Correctional Services Corporation to locate a new 1,000 bed prison facility in Eagle Lake, Colorado County, Texas; and

FURTHER, that the City of Eagle Lake, will deal exclusively with Correctional Services Corporation, so long as Correctional Services Corporation maintains a commitment to build a 1,000 bed prison in the City of Eagle Lake, and

FURTHER, that the City Council of the City of Eagle Lake will enter into inter-local agreements with other jurisdictions in order to obtain inmates for the prison facility should the Texas Department of Criminal Justice not be able to fill all 1,000 beds, and

FURTHER, that the City Council of the city of Eagle Lake will fulfill all of the conditions specified by Mr. Michael E. Garretson, in his letter of
July 14, 1997, by: (1) locating an acceptable site for a 1,000 bed prison, and
(2) insure proper zoning, should the City of Eagle Lake decide to adopt a zoning ordinance prior to the construction of a prison, such ordinance will provide for proper zoning of the prison site as of the effective date of any such ordinance, and (3) will bring adequate water and sewer services to the site, and (4) has already provided the means for the issuance of tax exempt bonds to finance the construction of a prison, through the creation of the Eagle Lake Correctional Development Corporation, and

FURTHER, that the City Council of the City of Eagle Lake commits by the passage of this resolution that it will work diligently in cooperation with Correctional Services Corporation to facilitate the construction and operation of said prison in Eagle Lake, Colorado County, Texas.

PASSED AND APPROVED by the City Council of the City of Eagle Lake, this 22nd day of July, 1997.

                                             ATTEST:
By:  \s\ David Mann                          \s\ Lucille Perry
     David Mann, Mayor                       Lucille Perry, City Secretary